POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being duly elected to the positions stated below with Templeton Funds Annuity Company, Inc. (the "Company"), constitutes and appoints Barbara J. Green, Karen L. Skidmore, Karen Anderberg and Jeffrey Puretz, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the Company's registration statement and any and all amendements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  July 25, 1997

/s/ Richard P. Austin
President and Director

/s/ David J. Tobin
Senior Vice President and Chief Operating Officer